Exhibit 10.2
FOURTH SUPPLEMENT AND FORBEARANCE AGREEMENT
TO THE
MASTER CREDIT AGREEMENT

THIS FOURTH SUPPLEMENT AND FORBEARANCE AGREEMENT TO THE MASTER CREDIT AGREEMENT (“Fourth Supplement”) is made and entered into as of March 27, 2009 (“Effective Date”), by and between NEDAK ETHANOL, LLC, a Nebraska limited liability company (“Borrower”), and AGCOUNTRY FARM CREDIT SERVICES, FLCA (formerly Farm Credit Services of Grand Forks, FLCA) (“Lender”).

RECITALS:

A.           Lender and Borrower have entered into that certain Master Credit Agreement dated as of February 14, 2007 (the “Master Credit Agreement”), that certain First Supplement to Master Credit Agreement dated as of February 14, 2007 (the “First Supplement”), that certain Second Supplement to Master Credit Agreement dated as of February 14, 2007 (“Second Supplement”), and that certain Third Supplement and Forbearance Agreement to Master Credit Agreement dated as of April 11, 2008 (“Third Supplement”, and together with the Master Credit Agreement, First Supplement and Second Supplement, as amended, replaced, restated, modified, or supplemented from time to time, are referred to as the “Master Agreement”) pursuant to which Lender has extended certain credit facilities to Borrower under the terms and conditions set forth in the Master Agreement.

B.           Borrower did not obtain mechanical completion, as defined in the Construction Agreement (“Mechanical Completion”), of the Project by or on July 15, 2008.

C.           Borrower did not achieve 100% name plate production for its ethanol facility or pass the required performance tests within 60 days after achieving Mechanical Completion.

D.           Borrower has not complied with any of the financial covenants set forth in Article V of the Master Credit Agreement.

E.           The failure to (i) meet the Mechanical Completion date, (ii) achieve 100% name plate production, and (iii) to comply with the financial covenants have created one or more defaults under the Master Agreement.

F.           In the letter dated February 11, 2009, Lender declared a Default by Borrower.

G.           As a condition to advancing any portion of the Loan to Lender on or subsequent to the date hereof, Borrower and Lender desire to further amend the Master Agreement as set forth in this Fourth Supplement to provide for additional terms and conditions.

AGREEMENT:

Now, therefore, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

A.           Effect of Fourth Supplement.  This Fourth Supplement supplements the Master Agreement (including the First Supplement, Second Supplement and Third Supplement) and applies to all Loans thereunder.

B.           Amendments to Master Agreement.  The Master Agreement is amended as follows:

1.           The following definitions, which are set forth in Section 1 of the First Supplement, are amended to read as follows:

“Construction and Term Loan Maturity Date” means the earlier of (a) March 1, 2018, and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

“Loan Conversion Date” means the date which is the first day of the month the Required Completion Date, which date shall not be later than August 1, 2009.

“Margin” means five and forty hundredths percentage points (5.40%) (540 basis points).

“Required Completion Date” means the date of Substantial Completion (as defined in the First Supplement), which shall occur on or before July 31, 2009.

2.           The following definitions, which are set forth in Section 1 of the Second Supplement, are amended to read as follows:

“Margin” means five and forty hundredths percentage points (5.40%) (540 basis points).

“Revolving Facility Maturity Date” means the earlier of (a) March 1, 2018, and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

3.           Section 8 of the First Supplement is amended to read as follows:

Interest Rate.  Interest on the unpaid principal amount of the Construction and Term Loans will accrue on a variable interest rate equal to LIBOR plus the Margin; provided, that the interest rate shall not be less than 6.00% per annum (the “Annual Rate”).

4.           Beginning on the Effective Date and for all periods thereafter, Section 9(a) of the First Supplement is amended to read as follows:

(a)
During Construction.  During the Funding Period, Borrower will pay in arrears, not later than the first day of each month, accrued and unpaid interest at the Annual Rate based on the daily balance on the Construction and Term Loan outstanding during the related monthly period.

5.           Section 7 of the Second Supplement is amended to read as follows:

Interest.  Interest on the unpaid principal amount of Revolving Loans will accrue on a variable interest rate equal to LIBOR plus the Margin; provided, that the interest rate shall not be less than 6.00% per annum.  Interest accruing on Revolving Loans will be paid in full in arrears on the first date of each calendar month prior to the Revolving Facility Maturity Date.

6.           Article I, Section 1.07 of the Master Credit Agreement is amended to read as follows:

1.07           Computations.  Computations of interest and fees (to the extent computed on the basis of days elapsed) hereunder will be made on the basis of a year of 360 days occurring in the period for which such interest or fees are payable.  All interest and fees will be considered earned when due.

7.           Section 3 of the Third Supplement is amended to delete the previous Loan Fee and replace it with the following:

Article I of the Master Credit Agreement is amended to add the following Loan Fee:

Section 1.15    Loan Fee.  In addition to any other loan fees provided in the Master Agreement, Borrower shall pay Lender a loan fee in the amount of $250,000 (the “Loan Fee”).  Borrower shall pay the Loan Fee in five consecutive quarterly installments equaling $50,000 per quarter with Borrower paying the first payment to Lender on or before April 1, 2010.

8.           Article I of the Master Credit Agreement is amended to add the following Restructure Fee:

Section 1.16    Restructure Fee.  In addition to any other loan fees provided in the Master Agreement, Borrower shall pay Lender a restructure fee in the amount of $100,000 (the “Restructure Fee”).  Borrower shall pay the Restructure Fee on or before June 30, 2009.

9.           Article II, Section 2.1 of the Master Credit Agreement is amended to add the following conditions precedent:

(i)           The Bank Hapoalim LOC and FNBO’s confirmation of the Bank Hapoalim LOC must both be extended in writing in a form acceptable to Lender through March 31, 2009 and that certain letter of credit issued by Bank Hapoalim dated May 9, 2008 in the amount of $5,500,000 (the “Bank Hapoalim Second LOC”) and confirmation by JPMorgan Chase Bank, N.A. (“JPMorgan”) of the Bank Hapoalim Second LOC must both be extended in writing in a form acceptable to Lender through March 31, 2009, or, in the event one or more of the foregoing is not extended, all the funds available under the applicable letter of credit shall be drawn by Lender.

(j) Before March 31, 2009, the Bank Hapoalim LOC and FNBO’s confirmation of the Bank Hapoalim LOC must both be extended in writing in a form acceptable to Lender through April 15, 2009, or, in the event one or more of the foregoing is not extended, all the funds available under the Bank Hapoalim LOC shall be drawn by Lender.

(k) Before March 31, 2009, the Bank Hapoalim Second LOC and JPMorgan’s confirmation of the Bank Hapoalim Second LOC must both be extended in writing in a form acceptable to Lender through June 30, 2009, or, in the event one or more of the foregoing is not extended, all the funds available under the Bank Hapoalim Second LOC shall be drawn by Lender.

(l)           Borrower shall have delivered JPMorgan’s consent to the assignment of proceeds under the Bank Hapoalim Second LOC to Lender.

(m)           Borrower and Delta-T shall have executed that certain Amended and Restated Promissory Note dated October 22, 2008 issued by Borrower in favor of Delta-T in the principal amount of $5,000,000 (“Amended Promissory Note”) to provide that all remaining payments owed by Borrower to Delta-T thereunder shall not be due or payable on or before 24 months after Performance Test Acceptance (as defined in the Construction Contract) and the principal amount outstanding pursuant to the Amended Promissory Note shall be reduced by all liquidated damages earned by Borrower.

(n)           The members of Borrower’s Board of Directors, collectively, shall have invested an additional $1,000,000 in Borrower on terms acceptable to Lender, and a Responsible Officer has delivered a certificate to Lender in a form satisfactory to Lender certifying that the additional $1,000,000 investment from the Borrower’s Board of Directors has been made and deposited with Borrower.

(o)           Borrower shall have paid all legal fees and expenses due and owing to Lender under the Master Agreement and this Fourth Supplement.

10.           Article IV, Section 4.01 of the Master Credit Agreement is amended to add the following Financial Statement and Other Information deliverables:

(i)           as soon as available and in any event within 10 days after the end of each month, an unaudited balance sheet of Borrower as of the end of such month and the related unaudited statement of income of Borrower for such month and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Borrower’s previous fiscal year; in either case all certified by an appropriate Responsible Officer of Borrower as presenting fairly in all material respects the financial condition and results of operations of Borrower in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(j)           within 10 days of the last day of each month, a certificate, in form and substance satisfactory to Lender in all respects, of a Responsible Officer, attaching a production report, certified as to accuracy, which sets forth pertinent information in respect of the amount of ethanol produced and other information as Lender may request from time to time; and

(k)           upon request, Borrower shall provide Lender such other reports related to the Project or Borrower as Lender may reasonably request.

11.           Article IV, Section 4.15 of the Master Credit Agreement is amended to read as follows:

Successful Plant Operations Test. Borrower shall achieve 100% name plate ethanol production for its ethanol facility under the Construction Contract on or before May 1, 2009 and shall have the capability to maintain 100% name plate ethanol production indefinitely.  Borrower will successfully complete all performance tests contemplated under the Construction Contract on or before August 1, 2009 and shall have the capability to maintain 100% name plate production indefinitely.

12.           Article IV of the Master Credit Agreement is amended to add the following Affirmative Covenants:

4.22           Additional Capital.  Borrower must have obtained $1,000,000 of additional equity or subordinated debt capital on or before April 30, 2009, and a Responsible Officer must deliver a certificate to Lender in a form satisfactory to Lender certifying that the additional $1,000,000 equity or subordinated debt has been made and deposited with Borrower on or before April 30, 2009.

4.23           Capital Raising Plan.  Borrower must submit a comprehensive plan to attract additional equity or subordinated debt to Lender in writing on or before May 1, 2009, which plan must include Borrower regaining compliance with Section 5.01 of the Master Credit Agreement on or before December 31, 2010 and Sections 5.02 through 5.06 of the Master Credit Agreement on or before December 31, 2009 and be approved by Lender.

4.24           Payments to Delta-T.  Borrower shall make no payments to Delta-T under the Amended Promissory Note during a Default or Event of Default or after acceleration.

13.           Section 5 of the First Supplement is amended to add the following limitation to Advanced:

(h)
Limitation.  Lender shall have no obligation, and Borrower shall have no right to request, demand or receive, any Advance to pay interest, fees or other amounts owing to Lender.  Notwithstanding the foregoing, all of Lender’s rights under Section 5(b) of the First Supplement shall remain in full force and effect.

14.           Article VI, Section 6.01 of the Master Credit Agreement is amended to add the following exception to the prohibition on Borrower incurring Indebtedness:

(f)           Indebtedness subordinate to the Obligations and acceptable to and approved in writing by Lender in its sole discretion.

C.           Waiver.  Upon effectiveness of this Fourth Supplement and satisfaction of all conditions precedent contained in the Master Agreement and this Fourth Supplement, Lender hereby waives compliance by Borrower of Sections 5.01 through 5.06 of the Master Credit Agreement through September 30, 2009; Section 9(d) of the First Supplement through December 31, 2009; and Section 4.14 of the Third Supplement as relates to Mechanical Completion.

D.           Interest Rate Acknowledgement.  Borrower hereby acknowledges and agrees that for all purposes under the Master Agreement except for Section 1.04 and the application of Default Interest, the interest rate shall be a variable interest rate equal to LIBOR plus the Margin; provided, that the interest rate shall not be less than 6.00% per annum.

E.           Conditions to Effectiveness of this Fourth Supplement.  The effectiveness of this Fourth Supplement is subject to satisfaction, in Lender’s sole discretion, of each of the following conditions precedent:

1.           Representations and Warranties. The representations and warranties of Borrower in the Master Agreement, except those set forth at Section 3.04 of the Master Credit Agreement, are true and correct in all material respects on and as of the date hereof.

2.           Delivery of Executed Loan Documents. Lender shall have received this Fourth Supplement, which may be in counterparts, executed by Borrower and Lender.

F.           General Provisions.

1.           No Other Modifications.  The Master Agreement, as expressly modified by this Agreement, shall continue in full force and effect and be binding upon the parties.

2.           Successors and Assigns.  This Fourth Supplement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations.

3.           Definitions.  Capitalized terms used, but not defined, in this Fourth Supplement shall have the meaning set forth in the Master Agreement.

4.           Severability.  Should any provision of this Fourth Supplement be deemed unlawful or unenforceable, the provision shall be deemed several and apart from all other provisions of this Fourth Supplement and all remaining provisions of this Fourth Supplement shall be fully enforceable.

5.           Governing Law.  To the extent not governed by federal law, this Fourth Supplement and the rights and obligations of the parties shall be governed by, interpreted and enforced in accordance with the laws of the State of North Dakota.

6.           Headings.  The captions or headings in this Fourth Supplement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Fourth Supplement.

7.           Counterparts.  This Fourth Supplement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Fourth Supplement by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Fourth Supplement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Supplement.

G.           Amended and Restated Master Agreement.   Borrower agrees that on or before the Loan Conversion Date, Borrower will cooperate with Lender and use commercially reasonable efforts to amend and restate the Master Agreement to reflect the terms applicable to the Construction and Term Loan Facility and Revolving Facility after Substantial Completion (as defined in the First Supplement).

H.           Reservation of Rights.  Nothing in this Fourth Supplement shall be deemed to create a course of dealing or otherwise entitle the Borrower to a consent to, or a waiver, amendment, modification, or other change of, any of the terms, conditions, obligations, covenants, or agreements contained in the Master Agreement or any other Loan Documents in similar or different circumstances in the future.

I.           Release.  BORROWER RELEASES, WAIVES AND FOREVER DISCHARGES LENDER AND ITS RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM ALL KNOWN AND UNKNOWN, ABSOLUTE AND CONTINGENT, CLAIMS, DEFENSES, SETOFFS, COUNTERCLAIMS, CAUSES OF ACTIONS, ACTIONS, SUITS OR OTHER LEGAL PROCEEDINGS OF ANY KIND EXISTING OR ACCRUED IN FAVOR OF BORROWER AS OF THE DATE OF THIS FOURTH SUPPLEMENT.

J.           Recitals.  The Recitals to this Agreement are incorporated into the Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused this Fourth Supplement to be duly executed by their respective authorized officers effective as of the day and year first written above.

BORROWER:
NEDAK ETHANOL, LLC
By:	/s/ Jerome Fagerland
Name: Jerome Fagerland
Title: President and General Manager

By:	/s/ Everett L. Vogel
Name: Everett L. Vogal
Title: Chairman of the Board

LENDER:
AGCOUNTRY FARM CREDIT SERVICES, FLCA
By:	/s/ Randolph L. Aberle
Name: Randolph L. Aberle
Title: Vice President

[SIGNATURE PAGE FOR FOURTH SUPPLEMENT TO MASTER CREDIT AGREEMENT]